UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/14/2008

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 16, 2008, O.I. Corporation announced that it purchased 100,000 shares, or approximately 4%, of OI common stock in a private transaction.

The shares were repurchased at the market price of $10.75 per share as reported by the Nasdaq Global Market on October 14, 2008, the date of the transaction. The purchase was effected under the Company's ongoing stock repurchase program which permits purchases in the open market and through privately negotiated transactions.

Since January 1, 2008, OI has repurchased a total of 200,423 shares pursuant to its stock repurchase program. During the third fiscal quarter of 2008, OI repurchased 69,804 shares. The Company's repurchase program may be suspended or discontinued at any time. The Company does not report individual repurchases unless it deems them to be of significant volume.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: October 16, 2008	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer & Chief Financial Officer